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                                                                  EXHIBIT 10.5.2

                                    AMFM INC.

                               FIRST AMENDMENT TO
                           1995 STOCK OPTION PLAN FOR
                     EXECUTIVE OFFICERS AND KEY EMPLOYEES OF
                           EVERGREEN MEDIA CORPORATION

         THIS FIRST AMENDMENT TO THE 1995 STOCK OPTION PLAN FOR EXECUTIVE OFFICERS AND KEY EMPLOYEES OF EVERGREEN MEDIA CORPORATION (this "Amendment") is made and adopted by AMFM Inc., a Delaware corporation (the "Company"), effective as of March 31, 2000.

                                    RECITALS

         WHEREAS, the Company is the successor in interest to the obligations of Evergreen Media Corporation under the 1995 Stock Option Plan for Executive Officers and Key Employees of Evergreen Media Corporation (the "Plan");

         WHEREAS, in contemplation of the consummation of the merger (the "Clear Channel Merger") of CCU Merger Sub, Inc., a wholly-owned subsidiary of Clear Channel Communications, Inc., a Texas corporation, with and into the Company, the Board of Directors of the Company approved this Amendment to amend the terms and provisions of the Plan; and

         WHEREAS, any capitalized term used herein, and not otherwise defined herein, shall have the meaning set forth in the Plan.

                                    AMENDMENT

         NOW, THEREFORE, the Plan is amended as follows:

         1. Section 5.1 of the Plan is amended and restated in its entirety to read as follows:

                  Section 5.1 - Person Eligible to Exercise

                           Except as provided in Section 7.1, during the
                  lifetime of the Optionee, only he may exercise an Option (or any portion thereof) granted to him. After the death of the Optionee, any exercisable portion of an Option may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Stock Option Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Optionee's will or under the then applicable laws of descent and distribution.

         2. Section 5.7 is amended and restated in its entirety to read as follows:



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                  Section 5.7 - Assignment or Transfer

                           (a) Transfer of Incentive Stock Options. Incentive
                  Options are not transferrable by an Optionee other than by will or the laws of descent and distribution.

                           (b) Transfer of Non-Qualified Options.

                                    (i) Permitted Transferees. The Board or the
                           Committee may, in its sole discretion, permit an Optionee to transfer all or any portion of a Non-Qualified Option, or authorize all or a portion of any Non-Qualified Option to be granted to an Optionee to be on terms which permit transfer by such Optionee to any individual, firm, company, corporation, partnership, trust or other entity (a "Permitted Transferee"), including pursuant to domestic relations orders entered or approved by a court of competent jurisdiction upon delivery to the Company of written notice of such transfer and a certified copy of such order; provided that subsequent transfers of Non- Qualified Options transferred as provided above shall be prohibited except subsequent transfers back to the original Optionee.

                                    (ii) Other Transfers and Exercise Rights.
                           Except as expressly permitted by Section 5.7(b)(i), Non-Qualified Options requiring exercise shall not be transferable other than by will or the laws of descent and distribution. In the event that a legal representative has been appointed in connection with the disability of an Optionee, the Optionee's options may be exercised by the legal representative.

                                    (iii) Effect of Transfer. Following the
                           transfer of any Non-Qualified Option as contemplated by Sections 5.7(b)(i) and 5.7(b)(ii), (A) such Non-Qualified Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that the term "Optionee" shall be deemed to refer to the Permitted Transferee or the estate or heirs of a deceased Optionee, as applicable, to the extent appropriate to enable the Optionee to exercise the transferred Non-Qualified Option in accordance with the terms of this Plan and applicable law and (B) the provisions of Sections 4.3 and 4.4 hereof shall continue to be applied with respect to the original Optionee and, following the occurrence of any such events described therein the Options shall be exercisable by the Permitted Transferee, the recipient under a domestic relations order, or the estate or heirs of a deceased Optionee, as applicable, only to the extent and for the periods specified in Sections 4.3 and 4.4, and
                           (C) in the discretion of the Board or the Committee, all voting control in the Common Stock transferred pursuant to the exercise of Non-Qualified Options shall be retained in the original Optionee.

                           (c) Procedures and Restrictions. Any Optionee
                  desiring to transfer an Option as permitted under Section 5.7(a) or 5.7(b) shall make application therefor in the manner and time specified by the Board or the Committee and shall comply with


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                  such other requirements as the Board or the Committee may
                  require to assure compliance with all applicable tax and securities laws. The Board or the Committee shall not give permission for such a transfer if (i) it would give rise to short-swing liability under Section 16(b) of the Exchange Act, or (ii) it may not be made in compliance with all applicable federal, state and foreign securities laws.

         3. Except as expressly set forth herein, the Plan shall remain in full force and effect without further amendment or modification.



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         IN WITNESS WHEREOF, the Company, acting by and through its officer hereunto duly authorized, has executed this Amendment effective as of the date first written above.


                                       AMFM INC.


                                       By:           /s/ W. Schuyler Hansen
                                                -------------------------------
                                       Name:    W. Schuyler Hansen
                                       Title:   Senior Vice President and
                                                Chief Accounting Officer


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